Exhibit 99.1

      International Shipholding Corporation Reports Fourth Quarter Results


     NEW ORLEANS--(BUSINESS WIRE)--Jan. 26, 2006--International Shipholding Corporation (NYSE:ISH) today reported results for the three month and twelve month periods ended December 31, 2005. The Company reported a loss of $225,000 for the three months ended December 31, 2005 which includes losses from discontinued operations of $101,000 and after-tax losses related to the impact from Hurricanes Katrina and Rita of $1.108 million. For the comparable three months ended December 31, 2004, the Company reported net income of $7.840 million which included $7.725 million of net income from the enactment of the Jobs Creation Act during the fourth quarter of 2004 and losses from discontinued operations of $253,000. For the full year 2005, net income was $6.996 million, including after-tax losses related to Hurricanes Katrina and Rita of $2.100 million and losses from discontinued operations of $1.270 million compared to net income of $12.785 million for the same period of 2004 which included the $7.725 million of income from the Jobs Creation Act and losses from discontinued operations of $409,000. Net results available to common stockholders for the three and twelve month periods ended December 31, 2005, after dividends on our preferred stock, were a loss of $825,000 and net income of $4.629 million, respectively.
     The Company's LASH liner service and its Mexican Rail/Ferry service were adversely affected by Hurricanes Katrina and Rita. The LASH liner service's operating results for the three and twelve month periods were negatively impacted by $179,000 and $375,000 respectively. This service had operational delays and rescheduling implications as a result of the hurricanes. The Company's Mexican Rail/Ferry service was forced to cease operations in the third quarter and only resumed limited service on November 10, 2005. This limited service continued during the quarter while customer support returned to pre-hurricane levels. As a result, the operating results for the three and twelve month periods ended December 31, 2005 include losses of $1.400 million and $2.502 million, respectively, for that service.
     Operating results on the Company's time charter segment were higher in the fourth quarter and full year 2005 as compared to 2004 primarily as a result of carrying more supplemental cargoes, the addition of a fifth U.S. flag Pure Car/Truck carrier and the results of the Company's two container vessels which were acquired in late 2004.
     The fourth quarter and full year results of our U.S. flag Coal Carrier were lower than the comparable 2004 periods as the vessel, due to market conditions, did not operate as many days beyond its charter obligation which does not require employment of the vessel for the full year.
     While the Company's fifty percent investment in a company owning two Cape-size bulk carriers continued to have a high percentage of voyage cargo Contract of Affreightment coverage in 2005, the results were lower for the fourth quarter and in fiscal year 2005 as compared to the same periods in 2004 reflecting a significant increase in unhedged bunker fuel costs and a change in market charter rates. In December of 2005, the Company purchased a fifty percent investment in two 1998 built Panamax-size bulk carriers which will be owned by the aforementioned bulk carrier company.
     The 2005 annual results include a before tax gain of $1.225 million from our share on the sale of a cement carrier vessel in the first quarter of 2005. In addition, the results reflect a reduction in the Company's interest expense for the full year 2005 from the repurchase of some of our 7 3/4% Senior Notes and regularly scheduled payment of debt.
     Depreciation expense was higher in the current quarter and 2005 annual results reflecting the acquisition of the two container vessels near the end of the fourth quarter of 2004.
     Administrative and general expenses were lower in the fourth quarter of 2005 as compared to the same period in 2004 as a result of the Company's improved health cost experience. For the full year comparable periods, 2005 was slightly higher from normal salary increases and higher professional service fees.
     Our income tax provision for the quarter and twelve month period ended December 31, 2005 was significantly higher than in the same period 2004 due to the impact in 2004 of the Jobs Creation Act. When we elected, in December 2004, to have our U.S. flag operations taxed under a new "Tonnage Tax" rate rather than the usual U.S. corporation income tax rate, it triggered a one time reduction in our deferred tax provision of $12.058 million. Additionally, under the Jobs Creation Act ("Act"), shipping income from the Company's controlled foreign corporations is generally no longer subject to U.S. income tax but will be deferred until repatriated. This triggered a charge against the Company's net deferred tax asset of $4.333 million. The net beneficial results of both adjustments of $7.725 million were reflected in the fourth quarter of 2004. While results for the comparable periods reflect a lower benefit in 2005, this is due to the one-time adjustment in 2004. Without that adjustment, the impact of the Jobs Creation Act is favorable as compared to pre-Act tax rates. Our income tax benefit from continuing operations before equity in net income of unconsolidated entities was $2.150 million and $2.457 million, respectively, for the quarter and twelve month period ended December 31, 2005. Our income tax provision for the same periods would have been $903,000 and $2.87 million higher, respectively, if we were to apply pre-Act tax rates.
     Certain statements made in this release on our behalf that are not based on historical facts are intended to be forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about future events and are therefore subject to risks and uncertainties. We caution readers that certain important factors have affected and may affect in the future our actual consolidated results of operations and may cause future results to differ materially from those expressed in or implied by any forward-looking statements made in this release on our behalf. A description of certain of these important factors is contained in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004.
     The common stock of International Shipholding Corporation is traded on the New York Stock Exchange with the symbol ISH. The Company's preferred stock is traded on the NYSE with the symbol "ISH Pr".
     Unaudited results for the periods indicated along with prior year results are (in thousands except share and per share data):


                         Three Months Ended      Twelve Months Ended
                         Dec. 31,    Dec. 31,    Dec. 31,    Dec. 31,
                           2005        2004        2005        2004
                        ----------  ----------  ----------  ----------
Revenues               $   62,041  $   63,076  $  262,156  $  259,164

Operating Expenses:
     Voyage Expenses       52,255      53,142     213,997     212,860
     Vessel and Barge
      Depreciation          5,879       4,692      22,379      18,258
                        ----------  ----------  ----------  ----------
Gross Voyage Profit         3,907       5,242      25,780      28,046
                        ----------  ----------  ----------  ----------

Administrative and
 General Expenses           3,870       4,363      16,052      15,536
(Gain) Loss on Sale of
 Other Assets                   -           -        (584)          7
                        ----------  ----------  ----------  ----------
     Operating Income          37         879      10,312      12,503
                        ----------  ----------  ----------  ----------

Interest and Other:
     Interest Expense       2,802       2,665       9,626      10,585
     Loss (Gain) on
      Sale of
      Investment               68           -        (287)        623
     Investment Income       (250)       (261)     (1,111)       (691)
     Loss on Early
      Extinguishment
      of Debt                 142         315          68         361
                        ----------  ----------  ----------  ----------
                            2,762       2,719       8,296      10,878
                        ----------  ----------  ----------  ----------
(Loss) Income from
 Continuing Operations
 Before Benefit for
 Income Taxes and
 Equity in Net Income
 of Unconsolidated
 Entities                  (2,725)     (1,840)      2,016       1,625
                        ----------  ----------  ----------  ----------

Benefit for Income
 Taxes                     (2,150)     (8,317)     (2,457)     (6,923)
                        ----------  ----------  ----------  ----------

Equity in Net Income
 of Unconsolidated
 Entities (Net of
 Applicable Taxes)            451       1,616       3,793       4,646
                        ----------  ----------  ----------  ----------

(Loss) Income from
 Continuing Operations       (124)      8,093       8,266      13,194
                        ----------  ----------  ----------  ----------

Loss from Discontinued
 Operations                  (101)       (253)     (1,270)       (409)
                        ----------  ----------  ----------  ----------

Net (Loss) Income      $     (225) $    7,840  $    6,996  $   12,785
                        ----------  ----------  ----------  ----------

Preferred Stock
 Dividends                    600           -       2,367           -
                        ----------  ----------  ----------  ----------

Net (Loss) Income
 Available to Common
 Stockholders          $     (825) $    7,840  $    4,629  $   12,785
                        ==========  ==========  ==========  ==========


Basic and Diluted
 Earnings Per Common
 Share:

Net (Loss) Income Available to
 Common Stockholders - Basic
     Continuing
      Operations       $    (0.12) $     1.33  $     0.97  $     2.17
     Discontinued
      Operations            (0.02)      (0.04)      (0.21)      (0.07)
                        ----------  ----------  ----------  ----------
                       $    (0.14) $     1.29  $     0.76  $     2.10
                        ==========  ==========  ==========  ==========

Net (Loss) Income Available to
 Common Stockholders - Diluted
     Continuing
      Operations       $    (0.11) $     1.33  $     0.96  $     2.17
     Discontinued
      Operations            (0.02)      (0.04)      (0.21)      (0.07)
                        ----------  ----------  ----------  ----------
                       $    (0.13) $     1.29  $     0.75  $     2.10
                        ==========  ==========  ==========  ==========

Weighted Average Shares of
 Common Stock Outstanding:
     Basic              6,083,357   6,082,887   6,083,005   6,082,887
     Diluted            6,128,446   6,091,657   6,114,510   6,092,302


    CONTACT: International Shipholding Corporation, New Orleans
             Erik F. Johnsen, 504-529-5461
             or
             Niels M. Johnsen, 212-943-4141